Exhibit 31.2

CERTIFICATIONS

I, Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., certify that:

1.
I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Farmers & Merchants Bancorp, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 29, 2024	/s/ Barbara J. Britenriker
Barbara J. Britenriker
Chief Financial Officer